                 SCHEDULE OF COMPUTATION OF YIELD QUOTATION
                 DEAN WITTER NEW YORK TAX-FREE INCOME FUND
                FOR THE 30-DAY PERIOD ENDED DECEMBER 30, 1996


                        6
YIELD = 2{[((a-b)/cd)+1]-1}


Where: a = Dividends and interest earned during the period b = Expenses accrued for the period c = The average daily number of shares outstanding during the period that were entitled to receive dividends
       d = The maximum offering price per share on the last day of the period.

                                                      6
YIELD = 2{[((881,944.64-221,864.46)/16,432,678.012*11.70)+1]-1}

             4.15%


                     TAX EQUIVALENT YIELD

TAX EQUIVALENT YIELD = SEC Yield - (1 - stated tax rate)
                     = 4.15%/(1-.4470)
                       7.50%

                 SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                            NEW YORK TAX-FREE INCOME FUND



(A) AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)

                              _                              _
                             |        ______________________  |
FORMULA:                     |       |                        |
                             |  /\ n |         ERV            |
                      T  =   |    \  |    -------------       |  - 1
                             |     \ |          P             |
                             |      \|                        |
                             |_                              _|

                    T = AVERAGE ANNUAL TOTAL RETURN
                    n = NUMBER OF YEARS
                   ERV = ENDING REDEEMABLE VALUE
                    P = INITIAL INVESTMENT

                                                              (A)
  $1,000           ERV AS OF         NUMBER OF            AVERAGE ANNUAL
INVESTED - P       31-Dec-96         YEARS - n            TOTAL RETURN - T
------------       ----------        ------------         ----------------

31-Dec-95             $979.20              1.00                 -2.08%

31-Dec-91           $1,323.10              5.00                  5.76%

31-Dec-86           $1,877.10             10.00                  6.50%


(B) AVERAGE ANNUAL TOTAL RETURNS WITHOUT DEDUCTION FOR APPLICABLE
    SALES CHARGE  (NON STANDARD COMPUTATIONS)

(C) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
    (NON STANDARD COMPUTATIONS)

                              _                               _
                             |        ______________________   |
FORMULA:                     |       |                         |
                             |  /\ n |          EV             |
                      t  =   |    \  |    -------------        |  - 1
                             |     \ |          P              |
                             |      \|                         |
                             |_                               _|

                                 EV
                     TR  =   ----------       - 1
                                  P


           t = AVERAGE ANNUAL TOTAL RETURN
               (NO DEDUCTION FOR APPLICABLE SALES CHARGE) n = NUMBER OF YEARS
          EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
           P = INITIAL INVESTMENT
          TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)


                                (C)                            (B)
  $1,000         EV AS OF     TOTAL         NUMBER OF        AVERAGE ANNUAL
INVESTED - P     31-Dec-96    RETURN - TR   YEARS - n        TOTAL RETURN - t
------------     ----------   -----------   -------------    ----------------


31-Dec-95         $1,028.20         2.82%               1               2.82%

31-Dec-91         $1,343.10        34.31%               5               6.08%

31-Dec-86         $1,877.10        87.71%           10.00               6.50%

(E)      GROWTH OF $10,000
(F)      GROWTH OF $50,000
(G)      GROWTH OF $100,000


FORMULA: G= (TR+1)*P
         G= GROWTH OF INITIAL INVESTMENT
         P= INITIAL INVESTMENT
         TR= TOTAL RETURN SINCE INCEPTION


                                       (E)                      (F)                       (G)
$10,000          TOTAL               GROWTH OF                GROWTH OF                 GROWTH OF
INVESTED - P     RETURN - TR         $10,000 INVESTMENT - G   $50,000 INVESTMENT - G    $100,000 INVESTMENT - G
------------     -----------------   ----------------------   ----------------------    -----------------------
25-Apr-85              145.17                $24,517                 $122,585                  $245,170
